Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of H.B. FULLER COMPANY, a Minnesota corporation, which proposes to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Exchange Act of 1934, as amended, a Form 10-K Annual Report for the Company's fiscal year ended November 28, 2020, hereby constitute and appoint JAMES J. OWENS, JOHN J. CORKREAN AND TIMOTHY J. KEENAN his or her true and lawful attorneys-in-fact and agents, and each of them, with full power to act without the other, for him or her and in his or her name, place and stead to sign such Annual Report with power, where appropriate, to affix the corporate seal of said Company thereto, and to attest said seal, and to file such Annual Report so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission and with the appropriate office of any state, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 4th day of January 2021.

/s/ Daniel L. Florness	/s/ Lee R. Mitau
DANIEL L. FLORNESS	LEE R. MITAU
Director	Director

/s/ Thomas W. Handley	/s/ Dante C. Parrini
THOMAS W. HANDLEY	DANTE C. PARRINI
Director	Director

/s/ Michael J. Happe	/s/ Teresa J. Rasmussen
MICHAEL J. HAPPE	TERESA J. RASMUSSEN
Director	Director

/s/ Maria Teresa Hilado	/s/ John C. van Roden, Jr.
MARIA TERESA HILADO	JOHN C. VAN RODEN, JR.
Director	Director

/s/ Ruth S. Kimmelshue	/s/ R. William Van Sant
RUTH S. KIMMELSHUE	R. WILLIAM VAN SANT
Director	Director